AMENDMENT TO SECURITY AGREEMENT

This Amendment to the Security Agreement (this “Amendment”) is made as of this 7th day of September, 2018 by and among Quest Solution, Inc., a Delaware corporation (“Quest Solution”), Quest Marketing, Inc., an Oregon corporation (“Quest Marketing”), and Quest Exchange Ltd., a Canadian corporation (“Quest Exchange” and, together with Quest Solution and Quest Marketing, the “Debtors” and individually, a “Debtor”), and ScanSource, Inc., a South Carolina corporation and/or its subsidiaries and affiliates (collectively, “Secured Party”), and, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, Secured Party and/or its subsidiaries and affiliates have, from time to time, extended trade and other credit to Debtors; and

WHEREAS, the Debtors and Secured Party have entered into that certain Security Agreement dated as of July 1, 2016 (the “Security Agreement”), pursuant to which each Debtor has granted security interests in and liens on the Collateral (as defined in the Security Agreement) to Secured Party to secure the Obligations (as defined in the Security Agreement); and

WHEREAS, Secured Party has previously released each of Bar Code Specialties, Inc., and Quest Solution Canada Inc., from its respective obligations under the Security Agreement; and

WHEREAS, pursuant to a Collateral Agency Agreement, Secured Party and/or its subsidiaries and affiliates, have appointed Secured Party as Collateral Agent for such secured parties with respect to the Collateral and Secured Party has accepted such appointment; and

WHEREAS, Secured Party and the Debtors desire to amend the Security Agreement as described herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Security Agreement, as applicable.

2.       Amendment to Security Agreement. The Security Agreement is hereby amended by amending and restating the following sections:

(a)       Section 9 (i) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“i. Tangible Net Worth. At all times, Debtors shall maintain a Tangible Net Worth of not less than negative Twenty-Two Million and 00/100 Dollars ($22,000,000.00)”

(b)       Section 9 (ii) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“ii. Total Liabilities. Debtors shall not create, incur, assume or suffer to exist or otherwise become liable in respect of any Liabilities in excess of Thirty-Three Million and 00/100 Dollars ($33,000,000.00) in the aggregate. As used herein, “Liabilities” means any and all obligations to pay an amount in money, goods, or services to any internal or external party, as reflected in the Debtor’s balance sheet, prepared on a consolidated and consolidating basis, in reasonable detail, including, without limitation, any and all liabilities (contingent or otherwise) and in conformity with GAAP.”

3.       Reaffirmation of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Debtor hereby bargains, assigns, mortgages, pledges, hypothecates and transfers to the Collateral Agent, including without limitation its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, in each case for the benefit of itself and its subsidiaries, a lien on and security interest in, all of Debtor’s right, title and interest in the Collateral on the terms and conditions set forth in the Security Agreement, as amended hereby.

4.        Miscellaneous.

(a)       This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)       This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)       Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(d)       Each Debtor warrants and represents that it has consulted with independent legal counsel of its selection in connection with this Amendment and is not relying on any representations or warranties of Secured Party or its counsel in entering into this Amendment.

(e)       THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

DEBTOR:

QUEST SOLUTION, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

DEBTOR:

QUEST MARKETING, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

DEBTOR:

QUEST EXCHANGE LTD.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

SECURED PARTY:

SCANSOURCE, INC., as Collateral Agent

By:	/s/ Cleveland McBeth
Name:	Cleveland McBeth, Jr.
Title:	Vice President, Worldwide Reseller Financial Services